Exhibit 99.1

MASSBANK CORP.	October 28, 2004
Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS THIRD QUARTER 2004 EARNINGS OF

$1.8 MILLION OR $0.40 PER SHARE

AND DECLARES CASH DIVIDEND

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $1,811,000 or $0.40 in diluted earnings per share for the third quarter 2004, compared with net income of $2,137,000 or $0.48 in diluted earnings per share in the third quarter of 2003. Basic earnings per share in the recent quarter were $0.41 per share compared to $0.49 per share in the third quarter of last year. For the nine months ended September 30, 2004, the Company reported net income of $5,494,000 or $1.22 in diluted earnings per share ($1.24 in basic earnings per share). This compares to $6,068,000 or $1.33 in diluted earnings per share ($1.36 in basic earnings per share) for the nine months ended September 30, 2003.

Income Statement

Net interest income totaled $5,211,000 for the third quarter of 2004, up $186,000 from the second quarter 2004 but representing a decrease of $393,000 from the same period in 2003. The net interest margin for the recent quarter was 2.20%, compared to 2.10% in the second quarter of 2004. The 10 basis point improvement is primarily the result of a rise in short-term interest rates. The Federal Reserve Bank Board’s Federal Open Market Committee (FOMC) has raised the Federal Funds rate by 25 basis points three times since its June 29-30, 2004 meeting, increasing the rate from 1.00% to 1.75%. A further “measured rate” of increases is expected by most economists to continue into 2005. This will likely have a positive affect on the bank’s future net interest income and net interest margin.

The third quarter of 2004 negative loan loss provision was $74,000, which was $376,000 less than the prior year’s third quarter negative provision of $450,000. The negative provisions are due to reductions in the size of the bank’s loan portfolio and a low level of problem loans.

Non-interest income for the third quarter of 2004 totaled $449,000, compared to $343,000 for the same period in 2003. The increase of $106,000 is due primarily to securities gains of $182,000 in the recent quarter versus $72,000 in the third quarter of 2003.

Non-interest expense in the third quarter totaled $2,978,000, compared to $3,133,000 reported for the same quarter of 2003. The decrease is mainly attributable to a decrease in salaries and employee benefits due to a reduction in the number of bank employees.

Balance Sheet

The Company’s total assets decreased $37.1 million to $978.0 million at September 30, 2004 from $1.015 billion at September 30, 2003. Deposits decreased $45.9 million or 5.1% year-over-year from $899.0 million at September 30, 2003 to $853.0 million at September 30, 2004. Stockholders’ equity was $110.6 million at September 30, 2004, representing a book value of $25.13 per share. This compares to $110.3 million at September 30, 2003 representing a book value of $25.15 per share.

October 28, 2004

Page Two

Credit Quality/Balance Sheet

The Company’s non-accrual loans remain low totaling $182,000 at September 30, 2004 representing 0.08% of total loans. This compares to $234,000 representing 0.09% of total loans at September 30, 2003. At September 30, 2004 the Bank’s allowance for loan losses totaled $1.363 million representing 749% of non-accrual loans compared to $1.605 million representing 686% of non-accrual loans at September 30, 2003. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $616,000 at September 30, 2004 compared to $610,000 a year earlier. This is intended to protect the bank against loan commitments made to customers that have not yet been drawn down.

General Information

MASSBANK Corp. is the holding company for MASSBANK a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.25 per share. This, the Company’s seventy-third consecutive dividend, will be payable on November 18, 2004 to stockholders of record at the close of business on November 3, 2004.

Stock Repurchase Program

The Company did not repurchase any of its common stock in the third quarter of 2004. As of September 30, 2004 there were 57,000 shares available for repurchase in the current program.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward looking statements include, but are not limited to, statements concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, adverse impacts resulting from the continuing war on terrorism, the impact of inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

October 28, 2004

Page Three

MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
For the Period Ended
Total interest and dividend income	$8,436	$9,226	$24,902	$29,447
Total interest expense	3,225	3,622	9,425	12,371

Net interest income	5,211	5,604	15,477	17,076
Provision for loan losses	(74)	(450)	(187)	(450)
Gains on securities, net	182	72	942	304
Other non-interest income	267	271	896	937
Non-interest expense	2,978	3,133	9,102	9,411
Income tax expense	945	1,127	2,906	3,288

Net income	$1,811	$2,137	$5,494	$6,068

Weighted Average Common Shares Outstanding
Basic	4,398,346	4,378,050	4,413,910	4,453,849
Diluted	4,482,585	4,490,325	4,509,796	4,552,039

Per Common Share
Earnings:
Basic	$0.41	$0.49	$1.24	$1.36
Diluted	0.40	0.48	1.22	1.33
Cash dividends paid	0.25	0.23	0.75	0.69
Book value (period end)			25.13	25.15

Ratios (1)
Return on average assets	0.74%	0.85%	0.75%	0.80%
Return on average equity	6.67	7.93	6.66	7.24
Interest rate spread	2.06	2.15	2.02	2.13
Net interest margin	2.20	2.28	2.16	2.31
Total equity to assets (period end)			11.31	10.87

	At September 30,
	2004	2003
At Period End
Assets	$978,016	$1,015,125
Deposits	853,049	898,982
Loans	237,621	260,684
Stockholders’ equity	$110,604	$110,297
Common shares outstanding	4,401,050	4,384,900

	At Sept. 30, 2004	At Dec. 31, 2003	At Sept. 30, 2003
Asset Quality
Non-accrual loans	$182	$230	$234
Real estate acquired through foreclosure	—	—	—

Total non-performing assets	$182	$230	$234
Allowance for loan losses	$1,363	$1,554	$1,605

Non-accrual loans to total loans	0.08%	0.09%	0.09%
Allowance for loan losses as a % of non-accrual loans	748.9%	675.7%	685.9%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.

October 28, 2004

Page Four

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At September 30, 2004	At September 30, 2003
Assets:
Cash and due from banks	$9,842	$9,267
Interest-bearing deposits in banks	4,633	6,156
Federal funds sold	186,765	195,437
Short-term investments	990	23,278
Debt securities available for sale:
Mortgage-backed securities	120,403	110,050
Other securities	323,088	319,687
Equity securities available for sale	8,785	11,301
Mortgage-backed securities held-to-maturity	4,894	—
Trading securities	55,782	62,950
Loans:
Mortgage loans	227,233	248,915
Other loans	10,388	11,769

Total loans	237,621	260,684
Allowance for loan losses	(1,363)	(1,605)

Net loans	236,258	259,079
Premises and equipment	6,596	7,100
Accrued interest receivable	4,378	4,240
Goodwill	1,090	1,090
Income tax receivable, net	42	84
Deferred income tax asset, net	376	—
Other assets	14,094	5,406

Total assets	$978,016	$1,015,125

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$85,363	$84,244
Savings	570,358	614,928
Time certificates of deposit	197,328	199,810

Total deposits	853,049	898,982
Escrow deposits of borrowers	1,037	1,204
Deferred income taxes	—	1,218
Allowance for loan losses on off-balance sheet credit exposures	616	610
Other liabilities	12,710	2,814

Total liabilities	867,412	904,828
Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,724,930 and 7,665,780 shares issued, respectively	7,725	7,666
Additional paid-in capital	55,053	53,869
Retained earnings	101,217	98,254

	163,995	159,789
Treasury stock at cost 3,323,880 and 3,280,880 shares, respectively	(55,650)	(54,176)
Accumulated other comprehensive income:
Net unrealized gains on securities available for sale, net of tax effect	2,259	4,684
Shares held in rabbi trust at cost 25,304 and 25,200 shares, respectively	(534)	(515)
Deferred compensation obligation	534	515

Total stockholders’ equity	110,604	110,297

Total liabilities and stockholders’ equity	$978,016	$1,015,125

October 28, 2004

Page Five

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Three Months Ended
	September 30, 2004	September 30, 2003
Interest and dividend income:
Mortgage loans	$3,342	$4,343
Other loans	167	199
Securities available for sale:
Mortgage-backed securities	1,712	1,783
Other securities	2,199	2,050
Mortgage-backed securities held-to-maturity	63	—
Trading securities	301	261
Federal funds sold	615	491
Other investments	37	99

Total interest and dividend income	8,436	9,226

Interest expense:
Deposits	3,225	3,622

Total interest expense	3,225	3,622

Net interest income	5,211	5,604
Provision for loan losses	(74)	(450)

Net interest income after provision for loan losses	5,285	6,054

Non-interest income:
Deposit account service fees	109	112
Gains on securities available for sale, net	113	206
Gains (losses) on trading securities, net	69	(134)
Other	158	159

Total non-interest income	449	343

Non-interest expense:
Salaries and employee benefits	1,783	1,916
Occupancy and equipment	524	570
Data processing	131	126
Professional services	143	86
Advertising and marketing	31	21
Deposit insurance	39	45
Other	327	369

Total non-interest expense	2,978	3,133

Income before income taxes	2,756	3,264
Income tax expense	945	1,127

Net income	$1,811	$2,137

Weighted average common shares outstanding:
Basic	4,398,346	4,378,050
Diluted	4,482,585	4,490,325
Earnings per share (in dollars):
Basic	$0.41	$0.49
Diluted	0.40	0.48

October 28, 2004

Page Six

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Nine Months Ended
	September 30, 2004	September 30, 2003
Interest and dividend income:
Mortgage loans	$10,369	$13,942
Other loans	502	659
Securities available for sale:
Mortgage-backed securities	4,689	6,689
Other securities	6,587	5,192
Mortgage-backed securities held-to-maturity	111	—
Trading securities	895	830
Federal funds sold	1,540	1,801
Other investments	209	334

Total interest and dividend income	24,902	29,447

Interest expense:
Deposits	9,425	12,371

Total interest expense	9,425	12,371

Net interest income	15,477	17,076
Provision for loan losses	(187)	(450)

Net interest income after provision for loan losses	15,664	17,526

Non-interest income:
Deposit account service fees	342	382
Gains on securities available for sale, net	1,156	165
Gains (losses) on trading securities, net	(214)	139
Other	554	555

Total non-interest income	1,838	1,241

Non-interest expense:
Salaries and employee benefits	5,511	5,727
Occupancy and equipment	1,644	1,679
Data processing	391	400
Professional services	383	305
Advertising and marketing	79	91
Deposit insurance	122	135
Other	972	1,074

Total non-interest expense	9,102	9,411

Income before income taxes	8,400	9,356
Income tax expense	2,906	3,288

Net income	$5,494	$6,068

Weighted average common shares outstanding:
Basic	4,413,910	4,453,849
Diluted	4,509,796	4,552,039
Earnings per share (in dollars):
Basic	$1.24	$1.36
Diluted	1.22	1.33